UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2018

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of ABM Industries Incorporated was held on March 7, 2018. At the Annual Meeting, ABM Shareholders voted on the following four proposals and cast their votes as described below.

(1)	The following directors were elected by a vote of shareholders, each to serve for a term ending at the annual meeting of stockholders in the year 2021 and until their successors are duly elected and qualified: Linda Chavez, J. Philip Ferguson, Art A. Garcia and Scott Salmirs.

Nominees	For	Against	Abstain	Broker Non-Votes
Linda Chavez	56,701,225	1,066,059	18,801	3,606,525
J. Philip Ferguson	57,348,309	99,265	338,511	3,606,525
Art A. Garcia	57,338,161	103,399	344,525	3,606,525
Scott Salmirs	57,340,758	100,272	345,055	3,606,525

The following directors remained in office: Anthony G. Fernandes, Thomas M. Gartland, Sudhakar Kesavan, Lauralee E. Martin, Filippo Passerini, and Winifred M. Webb.

(2)	An advisory resolution to approve executive compensation was approved.

For	Against	Abstain	Broker Non-Votes
53,932,766	3,511,544	341,775	3,606,525

(3)	The proposal to approve the Amended and Restated 2006 Equity Incentive Plan was approved.

For	Against	Abstain	Broker Non-Votes
54,072,449	3,374,268	339,368	3,606,525

The Amended and Restated 2006 Equity Incentive Plan is filed as Exhibit 10.1 hereto.

(4)	The proposal to ratify the appointment of KPMG LLP as ABM’s independent registered public accounting firm was approved.

For	Against	Abstain
60,349,590	1,012,385	30,635

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amended and Restated 2006 Equity Incentive Plan

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: March 8, 2018	By:	/s/ Barbara L. Smithers
Barbara L. Smithers
Vice President, Deputy General Counsel and Assistant Secretary